UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2025

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12 Abba Hillel Road Ramat-Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972-3-7564999
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0009 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $103.50 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 14, 2025, Silexion Therapeutics Corp (the “Company”) reconvened its 2025 annual general meeting (the “Meeting”), after the Meeting had been adjourned on its originally scheduled date of July 7, 2025 due to the absence of a quorum. At the reconvened Meeting, holders of a total of 1,054,899 ordinary shares, constituting approximately 12.1% of the Company’s outstanding ordinary shares, were present in person or by proxy. In accordance with Article 21.3 of the Company’s amended and restated articles of association (the “Articles”), after a half-hour elapsed from the start time of the reconvened Meeting and a quorum (constituted by holders of a majority of the Company’s issued and outstanding ordinary shares) was not present, those shareholders present constituted a quorum for the conduct of business at the Meeting.

At the reconvened Meeting, the Company’s shareholders approved the following numbered proposals (and, in the case of Proposal 1, each sub-proposal), each of which was presented for a vote at the Meeting and approved by an ordinary majority of the Company’s shareholders, constituting the requisite majority required for approval under the Articles:

(1)
Election of each of Ilan Hadar, Dror J. Abramov, Ruth Alon, Ilan Levin, Avner Lushi, Shlomo Noy and Amnon Peled as a director serving on the Company’s board of directors (the “Board of Directors”) until the next annual general meeting of the Company and until his or her successor is elected and qualified:

Name of Director Nominee	Number of Votes and % of Votes in Favor (Excluding Abstentions)	Number of Votes and % of Votes Against (Excluding Abstentions)	Abstentions
Ilan Hadar	744,636 (96.9%)	23,478 (3.1%)	286,785
Dror J. Abramov	744,461 (96.9%)	23,653 (3.1%)	286,785
Ruth Alon	523,900 (68.2%)	244,189 (31.8%)	286,810
Ilan Levin	523,080 (68.1%)	245,034 (31.9%)	286,785
Avner Lushi	743,411 (96.8%)	24,703 (3.2%)	286,785
Shlomo Noy	744,726 (97%)	23,263 (3%)	286,910
Amnon Peled	743,753 (97%)	23,361 (3%)	287,785

(2)
Ratification of the appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as independent public accountants to audit the accounts of the Company for the year ending December 31, 2025 and the additional period until the next annual general meeting of shareholders of the Company, and authorization of the Board of Directors to fix their remuneration in accordance with the volume and nature of their services, or to delegate to the audit committee thereof to do so:

Number of Votes and % of Votes in Favor (Excluding Abstentions)	Number of Votes and % of Votes Against (Excluding Abstentions)	Abstentions
1,031,698 (98.3%)	18,337 (1.7%)	4,864

(3)
A proposal to allow the Board of Directors to effect a reverse share split of the Company’s ordinary shares at a ratio of 1-for-15 , whereby all issued and outstanding, and all authorized but unissued, ordinary shares, par value $0.0009, of the Company, will be consolidated on a 1-for-15 basis, into a lesser number of ordinary shares, par value $0.0135 per share, of the Company:

Number of Votes and % of Votes in Favor (Excluding Abstentions)	Number of Votes and % of Votes Against (Excluding Abstentions)	Abstentions
627,106 (59.6%)	425,200 (40.4%)	2,593

(4)
An increase to the number of ordinary shares reserved for issuance under the Company’s 2024 Equity Incentive Plan by 1,271,859 ordinary shares, to 1,428,268 ordinary shares (which numbers of shares will be adjusted downwards proportionately based on the 1-for-15 ratio of the reverse share split under Proposal 3):

Number of Votes and % of Votes in Favor (Excluding Abstentions)	Number of Votes and % of Votes Against (Excluding Abstentions)	Abstentions
540,644 (58.3%)	386,904 (41.7%)	127,351

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: July 14, 2025	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer